Exhibit 10.4

SECOND AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment to Amended and Restated Employment Agreement (“Second Amendment”) is entered into as of February 17, 2006 by and among SOURCECORP, Inc., a Delaware corporation with its principal office located at 3232 McKinney Avenue, Suite 1000, Dallas, TX 75204 (“SOURCECORP”), SOURCECORP Management, L. P., a Texas limited partnership and indirect wholly-owned subsidiary of SOURCECORP (collectively, the “Company”) and Stephen W. Davis (“Employee”).

RECITALS

A.                                   The Company and Employee have previously entered into that certain Amended and Restated Employment Agreement on or about May 6, 2005 and effective as of January 1, 2005 (“Agreement”) pursuant to which Employee is employed by the Company.

B.                                     The Company and Employee have previously amended the Agreement by entering into that certain Amendment to Amended and Restated Employment Agreement on December 7, 2005 (the “Amendment”).

C.                                     The Company and Employee now wish to further amend the Agreement to help ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1.                                       Amendment. The Company and Employee hereby agree to amend the Agreement to include the following new Section 17.

17.         Section 409A.

(a)          Notwithstanding any provision of this Employment Agreement to the contrary, if Executive is a “specified employee” as defined under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended or any regulations or Treasury guidance promulgated thereunder, Executive shall not be entitled to any payments or benefits upon a separation of his service until the earlier of (i) the date which is six months after his separation of service for any reason other than death or (ii) the date of his death. The provisions of this Section 17 shall only apply if required to comply with Section 409A.

(b)         If any provision of this Employment Agreement (or of any award of compensation, including equity compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A, the Company shall, after promptly consulting with and receiving the approval of Executive (which shall not be unreasonably withheld), reform such provision; provided that the Company agrees (both in the application of this subsection (b) and the above subsection (a)) to maintain, to the maximum extent practicable, the original intent and economic benefit to Executive of the applicable provision without violating the provisions of Section 409A.

(c)          The Section 17 shall survive any termination of this Agreement.

2.                                       Defined Terms. Except as otherwise expressly provided herein, any capitalized term used in this Second Amendment that is not defined herein will have the meaning ascribed to such term in the Agreement.

3.                                       No Other Amendment. Except as otherwise expressly provided in this Second Amendment, all terms, conditions and provisions of the Amendment and the Agreement will remain in full force and effect.

4.                                       Governing Law. This Second Amendment shall in all respects be construed according to the laws of the State of Delaware.

5.                                       Entire Agreement. This Second Amendment, together with the Amendment and the Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter herein. No modification of or amendment to this Second Amendment, nor any waiver of any rights under this Second Amendment, shall be effective unless given in a writing signed by the party to be charged.

6.                                       Counterparts. This Second Amendment may be executed originally or by facsimile signature, in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the date first written above.

SOURCECORP , Incorporated			SOURCECORP Management, L.P.

By:	/s/ Ed H. Bowman, Jr.	By:	SRCP Management, Inc.
	Name: Ed H. Bowman, Jr.		General Partner
Title: President and CEO

			By:	/s/ Thomas C. Walker
				Name:	Thomas C. Walker
				Title:	Vice President

EMPLOYEE:

/s/ Stephen W. Davis
Stephen W. Davis